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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-111165, 333-89987, 333-67786, 333-67774,
333-56454, 333-56452, and 333-56478 of NaviSite, Inc. of our report dated May 6, 2004 relating to the financial statements of Surebridge, Inc. at December 31, 2002 and 2001 and for the years then ended, which appears in the Current Report on Form 8-K of NaviSite, Inc. dated June 10, 2004.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 14, 2004